UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549
                             _______________

                                FORM 8-K

                             CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  July 23, 2008


                  PARADISE MUSIC & ENTERTAINMENT, INC.
              (Exact Name of Registrant as Specified in Charter)


       Delaware 			001-12635 			13-390645
(State or Other Jurisdiction (Commission 		    (IRS Employer
     of Incorporation)	     File Number) 	  Identification No.)

  2637 East Atlantic Boulevard, #133,  Pompano Beach, Florida 	     33062
           (Address of Principal Executive Offices)			  (Zip Code)


Registrant's telephone number, including area code		   888-565-3259

     Former Name or Former Address, if Changed Since Last Report




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))












Item 3.02 Unregistered Sales of Equity Securities

Item 5.02 Election of Directors and Officers; Compensatory Arrangements of Certain Officers and Directors;

On July 23, 2008, the Board of Directors (the ?Board?) of Paradise Music and Entertainment, Inc. (the Company) elected three new members to the Board of
Directors: Mr. Boris Rubizhevsky, Mr. Barry Saxe and Mr. Michael R.
Wiechnik.

Mr. Boris Rubizhevsky, who was also elected President and Chief Executive Officer (CEO) as well as a director, has over thirty years of business experience ranging from corporate management and mergers and acquisitions, to business development, sales and marketing. He has held several Board of Director positions. Most recently, Mr. Rubizhevsky founded NexGen Security Corporation, a consulting firm specializing in homeland security, biological and environmental products and technologies. Prior to this, in 1992 Mr. Rubizhevsky co-founded Isonics Corporation (NASDAQ: ISON), a diversified international company with offices in the United States, Germany and Russia and businesses in life science, semiconductor wafer services and homeland security products biotech applications as well as identifying capital funding sources, including the company?s initial public offering and follow-on
secondary equity and debt offerings.   Prior to Isonics, he was with General
Electric in a number of international sales and marketing managerial positions. Mr. Rubizhevsky holds a B.S. degree in engineering from the Stevens Institute of Technology.

Mr. Barry Saxe is a businessman with a 40 year career as an owner and operator of several companies in the electrical, environmental and constructions fields. Mr. Saxe attended Brooklyn College of the University of New York City and the University of California at Berkeley.

Mr. Michael R. Wiechnik has spent a career with the State of New Jersey Department of Corrections including leadership positions from Administrative Analyst to Chief of the Bureau of Correctional Systems.

Mr. Richard P. Rifenburgh maintains his position as Chairman of the Board, which he has held since June 2006. He also serves on the Board Audit Committee, Compensation Committee and Nominating and Governance Committee; as well as serving as Chairman of the Audit Committee. In consideration for their service on the Board, the Directors and the Secretary of the Corporation each receive 250,000 common shares each year as a grant as well as warrants for 125,000 per year at a strike price of $0.03 per share. In addition, Mr. Rubizhevsky has been granted 50,000 shares of the company?s Preferred C described above and options on 3,000,000 common shares over the next three years; Mr. Saxe has been granted 20,000 shares of the Company?s Series C Preferred tock; Mr. Wiechnik has been granted 5,000 shares of the Company?s Series C Preferred stock; Mr. Rifenburgh has been granted 15,000 shares of the Company?s Series
C Preferred stock; Ms. Belden has been granted 15,000 shares of the Company?s Series C Preferred stock; Mr. Kelly Hickel, Chairman and CEO of the Company?s subsidiary, has been granted 15,000 shares of the Company?s Series C
Preferred stock; and CF Consulting, LLC has been granted 15,000 shares of the Company?s Series C Preferred stock. Each share of Series C Preferred stock is convertible into 100 shares of the Company?s Common Stock, subject to adjustment if, as, and when, the Company has authorized a sufficient number of shares of Common Stock for issuance upon such conversion. The Company has agreed to undertake, at its expense, the effort to register under the Securities Act of 1933, as amended, and to register or qualify under the applicable securities laws of other jurisdictions, the shares of Common
Stock into which the shares of Series C Preferred stock are convertible. Upon the effectiveness of such registrations and qualifications, the shares of Series C Preferred stock will automatically be converted into shares of Common Stock as described above.

                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.


       PARADISE MUSIC & ENTERTAINMENT, INC.


Date: July 30, 2008 				By: /s/ Richard P. Rifenburgh
                                              ---------------------------
                                            Name: Richard P. Rifenburgh
                                            Chairman